Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-259797 and

333-257440

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus dated October 7, 2021)

Rocket Lab USA, Inc.

16,266,666 Shares of Common Stock Underlying Warrants

5,600,000 Warrants by the Selling Securityholders

417,404,393 Shares of Common Stock by the Selling Securityholders

This prospectus supplement is being filed to update and supplement the information contained in the combined prospectus dated October 7, 2021 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statements on Form S-1 (Registration Nos. 333-259797 and 333-257440). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2021 (the Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “RKLB” and “RKLBW,” respectively. On November 8, 2021, the last reported sales price of our common stock was $14.94 per share and the last reported sales price of our public warrants was $5.13 per warrant.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 9 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued or sold under the Prospectus or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 9, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2021

Rocket Lab USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39560	98-1550340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3881 McGowen Street Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 465-5737

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RKLB	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, $0.0001 par value	RKLBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 3, 2021, the compensation committee (the “Committee”) of the board of directors of Rocket Lab USA, Inc., a Delaware corporation (the “Company”) approved and adopted the Executive Severance Plan (the “Severance Plan”), in which the Company’s named executive officers participate, subject to their execution of a participation agreement.

The Severance Plan provides that upon a (A) termination by us other than for “cause”, death or “disability” or (B) resignation for “good reason”, as each term is defined in the Severance Plan, in each case outside of the “change in control period” (i.e., the period of one year after a “change in control,” as defined in the Severance Plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective and irrevocable release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (i) 12 months of “base salary” (i.e., the higher of the annual base salary in effect immediately prior to the date of termination or the annual base salary in effect for the year immediately prior to the year in which the date of termination occurs) for our Chief Executive Officer, Mr. Peter Beck, and six months for Tier 2 officers (which is determined by the plan administrator and include Mr. Adam Spice, the Company’s Chief Financial Officer, and Mr. Shaun O’Donnell, the Company’s Executive Vice President, Global Operations) and (ii) an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the applicable executive if he or she had remained employed by us for up to 12 months for our Chief Executive Officer and six months for Tier 2 officers. The payments under (i) and (ii) will be paid in substantially equal installments in accordance with our payroll practice over 12 months for our Chief Executive Officer, and six months for Tier 2 officers.

The Severance Plan also provides that upon a (A) termination by us other than for cause, death or disability or (B) resignation for good reason, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective and irrevocable release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (I) a lump sum amount equal to 150% of the base salary and 150% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our Chief Executive Officer and 100% of the base salary and 100% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our Tier 2 officers, (II) a lump sum amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the applicable executive if he or she had remained employed by us for 18 months for our Chief Executive Officer and 12 months for our Tier 2 officers, and (III) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that the performance conditions applicable to any outstanding and unvested equity awards subject to performance-based vesting will be deemed satisfied at the target levels in accordance with the terms of the applicable award agreement.

The payments and benefits provided under the Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by the Company pursuant to Section 280G of the Internal Revenue Code, or Code. These payments and benefits may also subject an eligible participant to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On November 3, 2021, the Committee also approved and adopted new forms of award agreements under the Company’s 2021 Stock Option and Incentive Plan, pursuant to which certain awards may be granted to the Company’s named executive officers and non-employee directors, including a new form of Restricted Stock Unit Award Agreement for Employees, Restricted Stock Unit Award Agreement for Non-Employee Directors, Restricted Stock Award Agreement for Employees, Non-Qualified Stock Option Agreement for Non-Employee Directors, Non-Qualified Stock Option Agreement for Employees and Incentive Stock Option Agreement, which are included as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Form 8-K and are incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Rocket Lab USA, Inc. Executive Severance Plan

10.2	Form of Restricted Stock Unit Award Agreement for Employees

10.3	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors

10.4	Form of Restricted Stock Award Agreement for Employees

10.5	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors

10.6	Form of Non-Qualified Stock Option Agreement for Employees

10.7	Form of Incentive Stock Option Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain information contained in exhibits has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby undertakes to furnish supplementally such omitted information upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2021	Rocket Lab USA, Inc.

	By:	/s/ Adam Spice
Adam Spice
Chief Financial Officer

Exhibit 10.1

ROCKET LAB USA, INC.

EXECUTIVE SEVERANCE PLAN

1. Purpose. Rocket Lab USA, Inc., a Delaware corporation (the “Company”) considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. The Board of Directors of the Company (the “Board”) recognizes, however, that, as is the case with many publicly-held corporations, the possibility of an involuntary termination of employment, either before or after a Change in Control (as defined in Section 2 hereof), exists and that such possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Therefore, the Board has determined that the Rocket Lab USA, Inc. Executive Severance Plan (the “Plan”) should be adopted to reinforce and encourage the continued attention and dedication of the Company’s Covered Executives (as defined in Section 2 hereof) to their assigned duties without distraction. Nothing in this Plan shall be construed as creating an express or implied contract of employment and nothing shall alter the “at will” nature of the Covered Executives’ employment with the Company.

2. Definitions. The following terms shall be defined as set forth below:

(a) “Accounting Firm” shall mean a nationally recognized accounting firm selected by the Company.

(b) “Administrator” means the Board or the Compensation Committee of the Board.

(c) “Base Salary” shall mean the higher of (i) the annual base salary in effect immediately prior to the Date of Termination or (ii) the annual base salary in effect for the year immediately prior to the year in which the Date of Termination occurs.

(d) “Cause” shall mean, and shall be limited to, the occurrence of any one or more of the following events:

(i) the Covered Executive’s improper use or disclosure of the Company’s confidential information or trade secrets;

(ii) the Covered Executive’s material breach of any agreement between the Covered Executive and the Company;

(iii) the Covered Executive’s material failure to comply with the Company’s written policies or rules;

(iv) the Covered Executive’s intentional misconduct in connection with the Covered Executive’s performance of his/her duties to the Company;

(v) the Covered Executive’s continuing failure to perform assigned duties after receiving written notification of the failure from the Company and, if curable, a period of thirty (30) days to cure such failure;

(vi) the conviction of, indictment for or plea of nolo contendere by the Covered Executive to a felony or a crime involving moral turpitude; or

(vii) the Covered Executive’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Covered Executive’s cooperation.

(e) “Change in Control” shall mean a Sale Event, as defined in the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan, as amended from time to time.

(f) “Change in Control Period” shall mean the period beginning on the date of a Change in Control and ending on the one-year anniversary of the Change in Control.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Covered Executives” shall mean Tier 1 Executive and those other employees designated by the Administrator in its sole discretion as the Tier 2 Executives, and, in each case, who meet the eligibility requirements set forth in Section 4 of the Plan.

(i) “Date of Termination” shall mean the date that a Covered Executive’s employment with the Company (or any successor) ends, which date shall be specified in the Notice of Termination. Notwithstanding the foregoing, a Covered Executive’s employment shall not be deemed to have been terminated solely as a result of the Covered Executive becoming an employee of any direct or indirect successor to the business or assets of the Company.

(j) “Disability” shall mean the following: if through any illness, injury, accident or condition of either a physical or psychological nature, the Covered Executive becomes unable to perform substantially all of his duties and responsibilities for a continuous period of sixteen (16) consecutive weeks or for any twenty-six (26) weeks within a fifty-two (52) week period. Determinations as to whether Covered Executive is Disabled shall be made by a physician selected by the Board or its insurers and acceptable to the Covered Executive or the Covered Executive’s legal representative, such agreement as to acceptability not to be unreasonably withheld or delayed.

(k) “Good Reason” shall mean that the Covered Executive has complied with the “Good Reason Process” following the occurrence of any of the following events:

(i) a material diminution in the Covered Executive’s annual base salary other than across the board decreases in annual base salary similarly affecting all senior executives of the Company;

(ii) the Company requiring the Covered Executive to relocate (other than for travel incident to the Covered Executive’s performance of his or her duties on behalf of the Company) a distance of more than thirty-five (35) miles from the Covered Executive’s current principal place of business;

(iii) any material diminution in the Covered Executive’s position, responsibilities, authority and duties; or

(iv) failure of any successor to the Company to assume and agree to be bound by the terms and conditions of this Plan with respect to the applicable covered Executive.

For purposes of Section 2(k)(iii), a change in the reporting relationship, or a change in a title will not, by itself, be sufficient to constitute a material diminution of responsibilities, authority or duty.

(l) “Good Reason Process” shall mean:

(i) the Covered Executive reasonably determines in good faith that a “Good Reason” condition has occurred;

(ii) the Covered Executive notifies the Company in writing of the first occurrence of the Good Reason condition within sixty (60) days of the first occurrence of such condition;

(iii) the Covered Executive cooperates in good faith with the Company’s efforts, for a period of not less than thirty (30) days following such notice (the “Cure Period”), to remedy the condition;

(iv) notwithstanding such efforts, the Good Reason condition continues to exist following the Cure Period; and

(v) the Covered Executive terminates his or her employment and provides the Company with a Notice of Termination with respect to such termination, each within sixty (60) days after the end of the Cure Period.

If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(m) “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Plan relied upon for the termination of a Covered Executive’s employment and the Date of Termination.

(n) “Participation Agreement” shall mean an agreement between a Covered Executive and the Company that acknowledges the Covered Executive’s participation in the Plan.

(o) “Qualified Termination Event” shall mean (i) a termination of the Covered Executive’s employment by the Company other than for Cause, death or Disability or (ii) the Covered Executive’s resignation from the Company for Good Reason.

(p) “Restrictive Covenants Agreement” shall mean the Proprietary Information and Inventions Assignment Agreement or similar agreement entered into between the Covered Executive and the Company.

(q) “Tier 1 Executive” shall mean the Company’s Chief Executive Officer.

(r) “Tier 2 Executives” shall mean the individuals designated as such by the Administrator and who are listed in Exhibit A, attached hereto, as such exhibit is amended by the Administrator from time to time.

3. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have all powers necessary to enable it properly to carry out its duties with respect to the complete control of the administration of the Plan. Not in limitation, but in amplification of the foregoing, the Administrator shall have the power and authority in its discretion to:

(i) construe the Plan to determine all questions that shall arise as to interpretations of the Plan’s provisions;

(ii) determine which individuals are and are not Covered Executives, designate an individual as a Tier 2 Executive, determine the benefits to which any Covered Executives may be entitled, the eligibility requirements for participation in the Plan and all other matters pertaining to the Plan;

(iii) adopt amendments to the Plan which are deemed necessary or desirable to comply with all applicable laws and regulations, including but not limited to Code Section 409A and the guidance thereunder;

(iv) make all determinations it deems advisable for the administration of the Plan, including the authority and ability to delegate administrative functions to a third party;

(v) decide all disputes arising in connection with the Plan; and

(vi) otherwise supervise the administration of the Plan.

(c) All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Covered Executives.

4. Eligibility. All Covered Executives who have executed and submitted to the Company a Participation Agreement, and satisfied such other requirements as may be determined by the Administrator, are eligible to participate in the Plan. The Administrator may determine at any time that a Covered Executive should no longer be designated as such as a result of a material change in such Covered Executive’s role, and such individual shall cease to be eligible to participate in the Plan upon the Administrator taking action by resolution to update the applicable Exhibit hereto.

5. Termination Benefits Generally. In the event a Covered Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Covered Executive any earned but unpaid salary, unpaid expense reimbursements in accordance with Company policy, if any, accrued but unused vacation or leave entitlement, and any vested benefits the Covered Executive may have under any employee benefit plan of the Company in accordance with the terms and conditions of such employee benefit plan (collectively, the “Accrued Benefits”), within the time required by law but in no event more than sixty (60) days after the Date of Termination.

6. Termination Not in Connection with a Change in Control. In the event of a Qualified Termination Event any time other than during the Change in Control Period, with respect to such Covered Executive, in addition to the Accrued Benefits, subject to his or her execution of a separation agreement in a form and manner satisfactory to the Company containing, among other provisions, a general release of claims in favor of the Company and related persons and entities, confidentiality, return of property, non-disparagement and reaffirmation of the Restrictive Covenants Agreement (the “Separation Agreement and Release”) and the Separation Agreement and Release becoming irrevocable, all within the time period set forth in the Separation Agreement and Release but in no event more than sixty (60) days after the Date of Termination, and subject to the Covered Executive complying with the Separation Agreement and Release, the Company shall:

(a) pay the Covered Executive an amount equal twelve (12) months’ Base Salary for the Tier 1 Executive and six (6) months’ Base Salary for each Tier 2 Executive; and

(b) if the Covered Executive was participating in the Company’s group health plan immediately prior to the Date of Termination and elects COBRA health continuation, then the Company shall pay to the Covered Executive a monthly cash payment in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to the Covered Executive if the Covered Executive had remained employed by the Company, based on the premiums as of the Date of Termination, until the earlier of (i) twelve (12) months for the Tier 1 Executive and six (6) months for each Tier 2 Executive or (ii) the date on which the Covered Executive obtains other employment.

The amounts payable under Section 6(a) and (b), as applicable, shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over twelve (12) months for the Tier 1 Executive and six (6) months for each Tier 2 Executive, commencing within sixty (60) days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the amounts shall be paid in the second calendar year no later than the last day of such 60-day period; provided further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

7. Termination in Connection with a Change in Control. In the event a Qualified Termination Event occurs within the Change in Control Period, then with respect to such Covered Executive, in addition to the Accrued Benefits, subject to his or her execution and non-revocation of the Separation Agreement and Release, all within the time period set forth in the

Separation Agreement and Release, but in no event more than sixty (60) days after the Date of Termination, the Company shall:

(a) cause 100% of the outstanding and unvested equity awards with time-based vesting held by the Covered Executive to immediately become fully vested, exercisable or nonforfeitable as of the Date of Termination; provided, that the performance conditions applicable to any outstanding and unvested equity awards subject to performance conditions will be deemed satisfied at the target level specified in the terms of the applicable award agreement. Notwithstanding the foregoing, in the event of a Change in Control where the parties to such Change in Control do not provide for the assumption, continuation or substitution of equity awards of the Company, any and all outstanding and unvested equity awards held by the Covered Executive shall be subject to Section 3(d) of the Company’s 2021 Stock Option and Incentive Plan, as amended from time to time;

(b) pay to the Covered Executive an amount equal to the sum of (i) 150% of Base Salary for the Tier 1 Executive and 100% of Base Salary for each Tier 2 Executive plus (ii) 150% for the Tier 1 Executive and 100% for each Tier 2 Executive, of the Covered Executive’s annual target bonus in effect immediately prior to the Qualified Termination Event (or the Covered Executive’s target bonus in effect immediately prior to the Change in Control, if higher); and

(c) if the Covered Executive was participating in the Company’s group health plan immediately prior to the Date of Termination and elects COBRA health continuation, then the Company shall pay to the Covered Executive a lump sum cash payment in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to the Covered Executive if the Covered Executive had remained employed by the Company for eighteen (18) months for the Tier 1 Executive and twelve (12) months for each Tier 2 Executive, after the Date of Termination, based on the premiums as of the Date of Termination.

The amounts payable under Section 7(b) and (c), as applicable, shall be paid out in a lump sum within sixty (60) days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the amounts shall be paid in the second calendar year no later than the last day of the 60-day period. For the avoidance of doubt, the severance pay and benefits provided in this Section 7 shall apply in lieu of, and expressly supersede, the provisions of Section 6 and no Covered Executive shall be entitled to the severance pay and benefits under both Section 6 and 7 hereof.

8. Additional Limitation.

(a) Anything in this Plan to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Covered Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, calculated in a manner consistent with Section 280G of the Code and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Covered Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Covered Executive receiving a higher After Tax Amount (as defined below) than the Covered Executive would receive if the Aggregate Payments were not subject to such reduction. In the event of such reduction, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (i) cash payments not subject to Section 409A of the Code; (ii) cash payments subject to Section 409A of the Code; (iii) equity-based payments and acceleration; and (iv) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) For purposes of this Section 8, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Covered Executive as a result of the Covered Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Covered Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes (if any) which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 8(a) shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Company and the Covered Executive within fifteen (15) business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Covered Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Covered Executive.

9. Restrictive Covenants Agreement.

As a condition to participating in the Plan, each Covered Executive shall continue to comply with the terms and conditions contained in the Restrictive Covenants Agreements or similar agreement entered into between the Covered Executive and the Company and such other agreement(s) as designated in the applicable Participation Agreement. If a Covered Executive has not entered into a Restrictive Covenants Agreement or similar agreement with the Company, he or she shall enter into such agreement prior to participating in the Plan.

10. Withholding. All payments made by the Company under this Plan shall be subject to any tax or other amounts required to be withheld by the Company under applicable law.

11. Section 409A.

(a) Anything in this Plan to the contrary notwithstanding, if at the time of the

Covered Executive’s “separation from service” within the meaning of Section 409A of the Code, the Company determines that the Covered Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Covered Executive becomes entitled to under this Plan would be considered deferred compensation subject to the twenty (20) percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (i) six (6) months and one (1) day after the Covered Executive’s separation from service, or (ii) the Covered Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) The parties intend that this Plan will be administered in accordance with Section 409A of the Code and that all amounts payable hereunder shall be exempt from the requirements of such section as a result of being “short term deferrals” for purposes of Section 409A of the Code to the greatest extent possible. To the extent that any provision of this Plan is not exempt from Section 409A of the Code and ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner to comply with Section 409A of the Code. Each payment pursuant to this Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Plan may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(c) To the extent that any payment or benefit described in this Plan constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Covered Executive’s termination of employment, then such payments or benefits shall be payable only upon the Covered Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) All in-kind benefits provided and expenses eligible for reimbursement under this Plan shall be provided by the Company or incurred by the Covered Executive during the time periods set forth in this Plan. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(e) The Company makes no representation or warranty and shall have no liability to the Covered Executive or any other person if any provisions of this Plan are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

12. Notice and Date of Termination.

(a) Notice of Termination. A termination of the Covered Executive’s employment shall be communicated by Notice of Termination from the Company to the Covered Executive or vice versa in accordance with this Section 12.

(b) Notice to the Company. Any notices, requests, demands, and other communications provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to a Covered Executive at the last address the Covered Executive has filed in writing with the Company, or to the Company at the following physical or email address:

Rocket Lab USA, Inc.

Attention: Chief Financial Officer

3881 McGowen Street

Long Beach, CA 90808

a.spice@rocketlabusa.com

13. No Mitigation. The Covered Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Covered Executive by the Company under this Plan.

14. Benefits and Burdens. This Plan shall inure to the benefit of and be binding upon the Company and the Covered Executives, their respective successors, executors, administrators, heirs and permitted assigns. In the event of a Covered Executive’s death after a termination of employment but prior to the completion by the Company of all payments due to him or her under this Plan, the Company shall continue such payments to the Covered Executive’s beneficiary designated in writing to the Company prior to his or her death (or to his or her estate, if the Covered Executive fails to make such designation).

15. Enforceability. If any portion or provision of this Plan shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

16. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

17. Non-Duplication of Benefits and Effect on Other Plans. Notwithstanding any other provision in the Plan to the contrary, the benefits provided hereunder shall be in lieu of any other severance payments and/or benefits provided by the Company, including any such payments and/or benefits pursuant to an employment agreement or offer letter between the Company and the Covered Executive, other than as provided in Section 3(d) of the Company’s 2021 Stock Option and Incentive Plan, as amended from time to time.

18. No Contract of Employment. Nothing in this Plan shall be construed as giving any Covered Executive any right to be retained in the employ of the Company or shall affect the terms and conditions of a Covered Executive’s employment with the Company.

19. Amendment or Termination of Plan. The Company may amend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of any Covered Executive without the Covered Executive’s written consent.

20. Governing Law. This Plan shall be construed under and be governed in all respects by the laws of the State of Delaware, without giving effect to the conflict of laws principles.

21. Obligations of Successors(c) . In addition to any obligations imposed by law upon any successor to the Company, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company shall expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

22. Effectiveness and Term. The Executive Severance Plan is effective as of November 3, 2021.

[Certain identifying information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential]

Exhibit A

Tier 2 Executives

Individual	Title
Adam Spice	Chief Financial Officer

Shaun O’Donnell	Senior Vice President, Global Operations

[***]

EXHIBIT 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR COMPANY EMPLOYEES

UNDER THE ROCKET LAB USA, INC.

2021 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:

Pursuant to the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Rocket Lab USA, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.0001 per share (the “Stock”) of the Company.

1. Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2. Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee continues to have a Service Relationship with the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3. Termination of Service Relationship. If the Grantee’s Service Relationship with the Company or a Subsidiary terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

4. Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such transfer.

7. Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s Service Relationship with the Company or a Subsidiary at any time.

9. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”).

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By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Rocket Lab USA, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature
Grantee’s name and address:

3

EXHIBIT 10.3

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

UNDER THE ROCKET LAB USA, INC.

2021 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Restricted Stock Units:

Grant Date:

Pursuant to the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Rocket Lab USA, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.0001 per share (the “Stock”) of the Company.

1. Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2. Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee continues to have a Service Relationship with the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)

Notwithstanding the foregoing, in the event of a Sale Event, 100% of the then-outstanding and unvested Restricted Stock Units shall immediately be deemed vested on the date of such Sale Event; provided, that the Grantee continues to have a Service Relationship with the Company or a Subsidiary until the date of such Sale Event. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3. Termination of Service. If the Grantee’s Service Relationship with the Company or a Subsidiary terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

4. Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

7. No Obligation to Continue as a Service Provider. Neither the Plan nor this Award confers upon the Grantee any rights with respect to continuance as a Non-Employee Director or other service provider to the Company or a Subsidiary.

8. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

9. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

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10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Rocket Lab USA, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature
Grantee’s name and address:

3

EXHIBIT 10.4

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE ROCKET LAB USA, INC.

2021 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Shares:

Grant Date:

Pursuant to the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Rocket Lab USA, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.0001 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.

1. Award. The shares of Restricted Stock awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below. The Grantee shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank.

2. Restrictions and Conditions.

(a) Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to the applicable Vesting Date indicted in Paragraph 3 below.

(c) If the Grantee’s Service Relationship with the Company or a Subsidiary is terminated for any reason (including due to death or disability) prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.

3. Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee continues to have a Service Relationship with the Company or a Subsidiary on

1

such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Incremental Number of Shares Vested	Vesting Date
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

4. Dividends. The Grantee shall be entitled to receive all dividends or other distributions paid with respect to the shares of Restricted Stock.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 8 below, the Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued or released to the Grantee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such transfer.

8. Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the Grant Date of this Award, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the

2

election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.

9. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s Service Relationship with the Company or a Subsidiary at any time.

10. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

11. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

12. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file

3

with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Rocket Lab USA, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature
Grantee’s name and address:

4

Exhibit 10.5

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

UNDER THE ROCKET LAB USA, INC.

2021 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:	$
[FMV on Grant Date]

Grant Date:

Expiration Date:
[No more than 10 years]

Pursuant to the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Rocket Lab USA, Inc. (the “Company”) hereby grants to the Optionee named above, who is a Non-Employee Director of the Company but is not an employee of the Company, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.0001 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated below so long as the Optionee continues to have a Service Relationship with the Company or a Subsidiary on such dates:

Incremental Number of Option Shares Exercisable	Exercisability Date
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)

Notwithstanding the foregoing, in the event of a Sale Event, 100% of the then-outstanding and unvested Option Shares shall immediately be deemed vested and exercisable on the date of such Sale Event; provided, that the Optionee continues to have a Service Relationship with the Company or a Subsidiary until the date of such Sale Event. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws

2

or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Termination of Service Relationship. If the Optionee ceases its Service Relationship with the Company or a Subsidiary, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee’s Service Relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b) Other Termination. If the Optionee ceases its Service Relationship for any reason other than the Optionee’s death, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date the Optionee ceased its Service Relationship, for a period of six months from the date the Optionee ceased its Service Relationship or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date the Optionee ceases its Service Relationship shall terminate immediately and be of no further force or effect.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. No Obligation to Continue Service Relationship. Neither the Plan nor this Stock Option confers upon the Optionee any rights with respect to continuance as a Non-Employee Director or any other service provider of the Company or a Subsidiary.

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7. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

8. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

9. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file

4

with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Rocket Lab USA, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

5

Exhibit 10.6

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR COMPANY EMPLOYEES

UNDER THE ROCKET LAB USA, INC.

2021 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:	$
[FMV on Grant Date]

Grant Date:
Expiration Date:

Pursuant to the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Rocket Lab USA, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.0001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated below so long as Optionee continues to have a Service Relationship with the Company or a Subsidiary on such dates:

Incremental Number of Option Shares Exercisable	Exercisability Date
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been

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entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Termination of Service Relationship. If the Optionee’s Service Relationship with the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b) Termination Due to Disability. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of 12 months from the date the Optionee’s Service Relationship is terminated by reason of the Optionee’s disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of the termination of the Optionee’s Service Relationship by reason of disability shall terminate immediately and be of no further force or effect.

(c) Termination for Cause. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or other service agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.

(d) Other Termination. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

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The Administrator’s determination of the reason for termination of the Optionee’s Service Relationship with the Company or a Subsidiary shall be conclusive and binding on the Optionee and his or her representatives or legatees.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Optionee on account of such transfer.

7. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s Service Relationship with the Company or a Subsidiary at any time.

8. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

9. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the

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Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Rocket Lab USA, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

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Exhibit 10.7

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE ROCKET LAB USA, INC.

2021 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:	$
[FMV on Grant Date (110% of FMV if a 10% owner)]

Grant Date:

Expiration Date:
[up to 10 years (5 if a 10% owner)]

Pursuant to the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Rocket Lab USA, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.0001 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated below so long as the Optionee continues to have a Service Relationship with the Company or a Subsidiary on such dates:

Incremental Number of Option Shares Exercisable*	Exercisability Date
_____________ (___%)	__________
_____________ (___%)	__________
_____________ (___%)	__________
_____________ (___%)	__________
_____________ (___%)	__________

* Max. of $100,000 per yr.

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; or (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

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(c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Termination of Service Relationship. If the Optionee’s Service Relationship with the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b) Termination Due to Disability. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of 12 months from the date the Optionee’s Service Relationship is terminated by reason of the Optionee’s disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of the termination of the Optionee’s Service Relationship by reason of the Optionee’s disability shall terminate immediately and be of no further force or effect.

(c) Termination for Cause. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or service agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.

(d) Other Termination. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates for any reason other than the Optionee’s death, the Optionee’s disability, or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s Service Relationship with the Company or a Subsidiary shall be conclusive and binding on the Optionee and his or her representatives or legatees.

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4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. Status of the Stock Option. This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Stock Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements and that this Stock Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an “incentive stock option.” To the extent any portion of this Stock Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will so notify the Company within 30 days after such disposition.

7. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Optionee on account of such transfer.

8. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s Service Relationship with the Company or a Subsidiary at any time.

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9. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file

5

with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Rocket Lab USA, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

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